FOURTH AMENDMENT TO SUBORDINATED LOAN AGREEMENT

     This Fourth Amendment to the Subordinated Loan Agreement (this "Fourth Amendment") is dated March 31, 2003 and is made by and between Snake River Sugar Company, an Oregon cooperative corporation, as Borrower (the "Company"), and Valhi, Inc., a Delaware corporation, as Lender ("Valhi"), and is acknowledged by the holders of those certain Senior Notes issued by the Company due April 30, 2009.

                             Preliminary Statements

     The Company and Valhi are parties to a Subordinated  Loan  Agreement  dated
January 3, 1997, as amended and restated May 14, 1997 (the "Existing Agreement"), as further amended by the Second Amendment to the Subordinated Loan Agreement dated as of November 30, 1998 (the "Second Amendment") and the Third Amendment to the Subordinated Loan Agreement dated as of October 19, 2000 (the "Third Amendment"), and as further amended by this Fourth Amendment (collectively this Fourth Amendment, together with the Third Amendment, the Second Amendment and the Existing Agreement, the "Subordinated Loan Agreement"). All capitalized terms defined in the Subordinated Loan Agreement not otherwise defined in this Fourth Amendment shall have the same meanings herein as in the Subordinated Loan Agreement.

     The Company and Valhi have agreed to amend the Subordinated Loan Agreement as set forth herein.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, subject to satisfaction of the conditions noted below, the Company and Valhi hereby agree as follows:

Section 1. Amendments

          1.1 The first sentence of Section 9.5 of the Subordinated Loan Agreement shall be and is hereby amended in its entirety to read as follows:

          "The Company will at all times preserve and keep in full force and effect its cooperative existence as an Oregon cooperative and shall maintain at all times its status as an organization subject to taxation under part I of subchapter T of the Code."

          1.2 Section 9.6 of the Subordinated Loan Agreement shall be and is hereby amended in its entirety to read as follows:

          "The Company will cause LLC to at all times (i) maintain the ability to obtain CCC Loans on in-process sugar at a loan rate of not less than $0.17 per pound and (ii) keep in full force and effect a revolving credit facility (a) with a monthly minimum aggregate availability (including outstanding amounts) at all times during each month as set forth on Exhibit A hereto, (b) with terms substantially similar or more favorable to LLC than those in existence at the date of the Closing under the Bank Agreement, (c) with a remaining term to scheduled facility termination of at least six months as of any date of determination and (d) which on each year at September 30 has a minimum aggregate availability (excluding outstanding amounts) sufficient to pay to CCC all principal, premium, if any, and accrued interest on all outstanding CCC Loans (other than Sugar Storage Facility Loans)."

          1.3 Section 10.3(h) of the Subordinated Loan Agreement shall be and is hereby amended in its entirety to read as follows:

          "(h) (i) Liens on inventory of LLC to secure the obligations of LLC under CCC Loans permitted by Section 10.7, other than Sugar Storage Facility Loans and (ii) purchase money Liens of CCC on storage facilities, related equipment and underlying real estate assets securing the obligations of LLC under Sugar Storage Facility Loans permitted by Section 10.7, the proceeds of which were used to acquire such facilities, equipment and assets;"

          1.4 Section 10.8(a) of the Subordinated Loan Agreement shall be and hereby is amended in its entirety to read as follows:

          "(a) The Company will not permit, as at the end of each fiscal quarter of the Company, the ratio of Consolidated Senior Debt to Distributable Cash for the period of four LLC fiscal quarters ending on or closest (but prior) to such date to exceed (i) 11.25:1.00 from the date of the Closing to and including November 30, 1997; (ii) 12.00:1.00 from December 1, 1997 to and including May 30, 1999; (iii) 10.50:1.00 from June 1, 1999 to and including November 30, 1999; (iv) 7.75:1.00 from December 1, 1999 to and including February 29, 2000; (v) 8.00:1.00 from March 1, 2000 to and including May 31, 2000; (vi) 7.50:1.00 from June 1, 2000 to and including May 31, 2001; (vii) 8.50:1.00 from June 1, 2001 to and including August 31, 2001; (viii) 7.00:1.00 from September 1, 2001 to and including February 28, 2002; (ix) 6.50:1.00 from March 1, 2002 to and including August 31, 2002; (x) 6.00:1.00 from September 1, 2002 to and including February 28, 2003; (xi) 5.50:1.00 from March 1, 2003 to and including February 29, 2004; (xii) 5.00:1.00 from March 1, 2004 to and including February 28, 2005;
          (xiii) 4.75:1.00 from March 1, 2005 to and including February 28, 2006; (xiv) 4.25:1.00 from March 1, 2006 to and including February 28, 2007, and (xv) 3.75:1.00 thereafter; provided, however, that following the date upon which Valhi purchases all of the Senior Notes upon exercise of its rights under all of those certain Option Agreements between Valhi, the Company and the holders of the Senior Notes, the ratios contained in this Section 10.8(a) shall be such ratios during such time periods as described in Section 10.8(a) of the Note Purchase Agreements and Senior Notes as in effect immediately prior to such exercise by Valhi."

          1.5 Section 10.8(b) of the Subordinated Loan Agreement shall be and is hereby amended in its entirety to read as follows:

          "(b) The Company will not permit, as at the end of each fiscal quarter of the Company, the ratio of Consolidated Total Debt to Distributable Cash for the period of four LLC fiscal quarters ending on or closest (but prior) to such date to exceed (i) 8.00:1.00 from the date of the Closing to and including November 30, 1997; (ii) 18.00:1.00 from December 1, 1997 to and including May 30, 1999; (iii) 16.00:1.00 from June 1, 1999 to and including November 30, 1999; (iv) 12.00:1.00 from December 1, 1999 to and including February 29, 2000; (v) 14.00:1.00 from March 1, 2000 to and including May 31, 2000; (vi) 12.00:1.00 from June 1, 2000 to and including May 31, 2001; (vii) 13.75:1.00 from June 1, 2001 to and including August 31, 2001; (viii) 11.75:1.00 from September 1, 2001 to and including February 28, 2002; (ix) 10.00:1.00 from March 1, 2002 to and including August 31, 2002; (x) 9.50:1.00 from September 1, 2002 to and including February 29, 2004; (xi) 9.00:1.00 from March 1, 2004 to and including February 28, 2005; (xii) 8.50:1.00 from March 1, 2005 to and including February 28, 2006;
          (xiii) 8.25:1.00 from March 1, 2006 to and including February 28, 2007; and (xiv) 7.75:1.00 thereafter; provided, however, that following the date upon which Valhi purchases all of the Senior Notes upon exercise of its rights under all of those certain Option Agreements between Valhi, the Company and the holders of the Senior Notes, the ratios contained in this Section 10.8(b) shall be such ratios during such time periods as described in Section 10.8(b) of the Note Purchase Agreements and Senior Notes as in effect immediately prior to such exercise by Valhi."

          1.6 Section 10.8(c) of the Subordinated Loan Agreement shall be and is hereby amended in its entirety to read as follows:

          "(c) The Company will not permit, as at the end of any fiscal quarter of the Company, the ratio of (x) the sum of Distributable Cash for the period of four LLC fiscal quarters ending on or closest (but prior) to such date and Consolidated operating lease and rent payments of the Company and its Subsidiaries for the period of four fiscal quarters ending on such date to (y) Consolidated Fixed Charges to be less than
          (i) 1.50:1.00 from the date of the Closing to and including November 30, 1997; (ii) 0.50:1.00 from December 1, 1997 to and including May 30, 1999; (iii) 0.60:1.00 from June 1, 1999 to and including November 30, 1999; (iv) 0.85:1.00 from December 1, 1999 to and including February 29, 2000; (v) 0.80:1.00 from March 1, 2000 to and including May 31, 2000; (vi) 0.90:1.00 from June 1, 2000 to and including February 28, 2002; (vii) 1.00:1.00 from March 1, 2002 to and including February 28, 2003; (viii) 1.25:1.00 from March 1, 2003 to and including February 28, 2005; (ix) 1.50:1.00 from March 1, 2005 to and including February 28, 2007; and (x) 1.75:1.00 thereafter; provided, however, that following the date upon which Valhi purchases all of the Senior Notes upon exercise of its rights under all of those certain Option Agreements between Valhi, the Company and the holders of the Senior Notes, the ratios contained in this Section 10.8(c) shall be such ratios during such time periods as described in Section 10.8(c) of the Note Purchase Agreements and Senior Notes as in effect immediately prior to such exercise by Valhi."


          1.7  The  following   definition   contained  in  Schedule  A  of  the
Subordinated Loan Agreement shall be and is hereby amended in its entirety to read as follows:

          "CCC Loans" means loans made by CCC to LLC, including up to $10 million of Sugar Storage Facility Loans."

          1.8 The following definition shall be and is hereby added to Schedule A of the Subordinated Loan Agreement as follows:

          "Sugar Storage Facility Loans" means non-recourse loans made by CCC to LLC under the sugar storage facility loan program to be established by CCC pursuant to the "Farm Security and Rural Investment Act of 2002" for the sole purpose of funding construction of new or upgraded sugar storage and handling facilities."

Section 2. Conditions Precedent.

     The following shall be considered a condition precedent to the effectiveness of this Fourth Amendment: The Company will obtain modifications to the Note Purchase Agreements and the Senior Notes, which modifications must be satisfactory to Valhi in all material respects.

Section 3. Conditions to Continuing Effectiveness.

     The parties hereto agree and acknowledge that if at any time following the execution of this Fourth Amendment, either (i) the Company shall fail to approve by January 15th of any year the SRSC Annual Irrevocable Cash Plan (as defined in the Company Agreement) for such fiscal year of the LLC or (ii) the unpaid Accrual exceeds the Accrual Threshold (as both are defined in the Company Agreement), then both this Fourth Amendment and the Third Amendment shall immediately become retroactively null and void and the terms of the Subordinated Loan Agreement shall retroactively be as in effect immediately prior to the execution of the Third Amendment. No lapse of time or delay resulting from the retroactive application of the provisions of this Section will impair the rights of Valhi to assert any violation or default under the Subordinated Loan Agreement.

Section 4. Prepayment of Senior Notes.

     Valhi hereby acknowledges and consents to the Company's withdrawal from the Distributable Cash Collateral Account (as such term is defined in the Note Purchase Agreements), on or before March 31, 2003, the amount of $8,333,333 plus any required Make-Whole Amount (as such term is defined in the Note Purchase Agreements) for the sole purpose of prepaying the Senior Notes pursuant to
Section 8.2 of the Note Purchase Agreements, provided, however, that for purposes of such prepayment, (i) the percentage "1.00%" in the definition of "Reinvestment Yield" in Section 8.6 of the Note Purchase Agreements shall be deemed changed to "4.00%" and (ii) such prepayment shall be applied to the last scheduled principal payment on the Senior Notes.

Section 5. Representations and Warranties.

(a) Valhi Representations and Warranties. Valhi hereby represents and warrants as follows:

     (i) Organization and Authority. Valhi is an organization duly and validly incorporated and existing and in good standing under the laws of the State of Delaware and has full corporate power to enter into and perform its obligations under this Fourth Amendment.

     (ii) Authorization; Enforceability. The execution, delivery, and performance of this Fourth Amendment by Valhi are within the corporate power of Valhi and have been duly authorized by all necessary corporate action on the part of Valhi. This Fourth Amendment is the legally binding agreement of Valhi, enforceable against Valhi in accordance with its terms.

     (iii)No Violation or Conflict. The execution, delivery and performance of this Fourth Amendment by Valhi do not and will not violate any law or the Certificate of Incorporation or Bylaws of Valhi, or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, agreement, instrument, order, judgment or decree to which Valhi is a party or by which Valhi is bound, which violation, conflict, breach or default would have a material adverse effect on Valhi's ability to consummate the transactions contemplated hereby.

(b) Company Representations and Warranties. The Company hereby represents and warrants as follows:

     (i) Organization and Authority. The Company is a cooperative corporation duly and validly organized and existing and in good standing under the laws of the State of Oregon and has full power to enter into and perform its obligations under this Fourth Amendment.

     (ii) Authorization; Enforceability. The execution, delivery and performance of this Fourth Amendment by the Company are within the power of the Company and have been duly authorized by all necessary action on the part of the Company. This Fourth Amendment is the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

     (iii) No Violation or Conflict. The execution, delivery and performance of this Fourth Amendment by the Company do not and will not violate any law or the organizational documents of the Company, or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, agreement, instrument, order, judgment or decree to which the Company is a party or by which the Company is bound, which violation, conflict, breach or default would have a material adverse effect on the Company's ability to consummate the transactions contemplated hereby.

Section 6. Miscellaneous.

(a) Enforceability; Validity. Each party hereto expressly agrees that this Fourth Amendment shall be specifically enforceable in any court of competent jurisdiction in accordance with its terms and against each of the parties hereto.

(b) Successors and Assigns. All of the covenants and agreements contained in this Fourth Amendment shall be binding upon, and inure to the benefit of, the respective parties and their successors, assigns, heirs, executors, administrators and other legal representatives, as the case may be.

(c) Governing Law. This Fourth Amendment, and the rights of the parties hereto, shall be governed by and construed in accordance with the laws of the State of Utah.

(d) Counterparts. This Fourth Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(e) Amendment; Waiver. No amendment, modification, termination or waiver of any provision of this Fourth Amendment, and no consent to any departure by any party therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto. Any such amendment, modification, termination, waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

(f) Severability. If any provision of this Fourth Amendment shall be declared void or unenforceable by any court or administrative board of competent jurisdiction, such provision shall be deemed to have been severed from the remainder of this Fourth Amendment, and this Fourth Amendment shall continue in all other respects to be valid and enforceable.


     IN WITNESS WHEREOF, the parties hereby have caused this Fourth Amendment to be duly executed and delivered by their respective officers thereunder duly authorized as of the date first written above.

              [The remainder of this page intentionally left blank]

 SNAKE RIVER SUGAR COMPANY



By:     /s/ David L. Budge
        ----------------------------------

Name:   David L. Budge
        ----------------------------------

Title:  Vice President and Treasurer
        ----------------------------------




VALHI, INC.



By:     /s/ Gregory M. Swalwell
        ----------------------------------

Name:   Gregory M. Swalwell
        ----------------------------------

Title:  Vice President and Controller
        ----------------------------------




ACKNOWLEDGED:



THE PRUDENTIAL INSURANCE
COMPANY OF AMERICA

By:     /s/ Stephen J. DeMartini
        ----------------------------------

Name:   Stephen J. DeMartini
        ----------------------------------

Title:  Vice President
        ----------------------------------

CONNECTICUT GENERAL LIFE INSURANCE COMPANY


By: Cigna Investments, Inc.


By:    /s/ David M. Cass
       -----------------------------------

Name:  David M. Cass
       -----------------------------------

Title: Managing Director
       -----------------------------------




LIFE INSURANCE COMPANY OF NORTH AMERICA


By: Cigna Investments, Inc.


By:    /s/ David M. Cass
       ------------------------------------

Name:  David M. Cass
       ------------------------------------

Title: Managing Director
       ------------------------------------




MINNESOTA LIFE INSURANCE COMPANY


By:   Advantus Capital Management, Inc.


By:   /s/ Rose A. Lambros
      ------------------------------------

Name: Rose A. Lambros
      ------------------------------------

Title:Vice President
      ------------------------------------

THE LINCOLN NATIONAL LIFE
INSURANCE COMPANY


By: Delaware Investment Advisers, a series of Delaware Management Business Trust, its Attorney-in-Fact


By:  /s/ Edward J. Brennan
     -------------------------------------

Name:Edward J. Brennan
     -------------------------------------

Title: Assistant Vice President
       -----------------------------------




LINCOLN LIFE & ANNUITY COMPANY
OF NEW YORK


By: Delaware Investment Advisers, a series of Delaware Management Business Trust, its Attorney-in-Fact


By:  /s/ Edward J. Brennan
     ------------------------------------

Name:Edward J. Brennan
     ------------------------------------

Title:Assistant Vice President
      -----------------------------------------------------------------


WELLS FARGO BANK
NORTHWEST,NATIONAL ASSOCIATION,
as Collateral Agent under the
Distributable Cash Collateral
Account Agreement


By:  /s/ Val T. Orton
     ------------------------------------

Name:Val T. Orton
     ------------------------------------

Title:Vice President
      -----------------------------------

                                    EXHIBIT A


                     MONTHLY MINIMUM AGGREGATE AVAILABILITY


                                                              Minimum
                     Month                            Aggregate Availability
                     -----                            ----------------------

                    January                                $65 million

                    February                               $25 million

                    March                                  $15 million

                    April                                  $25 million

                    May                                    $45 million

                    June                                   $55 million

                    July                                   $65 million

                    August                                 $65 million

                    September                              $75 million

                    October                                $75 million

                    November                               $55 million

                    December                               $65 million